EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (this “Agreement”) is dated July 8, 2016, by and between FUNCTION(X) INC., a Delaware corporation, (the “Company”), Sillerman Investment Company III, LLC, a Delaware limited liability company (“SIC III”), Sillerman Investment Company IV, LLC, a Delaware limited liability company (“SIC IV”) and Sillerman Investment Company VI, LLC, a Delaware limited liability company (“SIC VI,” and collectively with the Company, SIC III and SIC IV, the “Parties”).

WHEREAS:
WHEREAS, on October 24, 2014, SIC III purchased 10,000 shares of the Company’s Series C Preferred Stock; and
WHEREAS, SIC III exchanged 7,000 shares of the Company’s Series C Preferred Stock for shares of the Company’s common stock as of May 9, 2016 and retained 3000 shares of the Series C Preferred Stock (the “Series C Preferred Stock”); and
WHEREAS, the Company and SIC III entered into a Line of Credit Promissory Note on October 24, 2014, pursuant to which $20,000,000 has been drawn by the Company and $20,000,000 plus accrued interest remains unpaid by the Company; and
WHEREAS, the Company and SIC IV entered into a Line of Credit Grid Promissory Note on June 12, 2015, pursuant to which a balance of $4,562,600 plus accrued interest remains unpaid by the Company; and
WHEREAS, the Company and SIC VI entered into a Revolving Secured Promissory Note on January 27, 2016 in the amount of $1,500,000, pursuant to which a balance of $1,500,000 plus accrued interest remains unpaid by the Company; and
WHEREAS, the Company and SIC VI entered into a Revolving Secured Promissory Note on March 29 , 2016 in the amount of $500,000, pursuant to which a balance of $500,000 plus accrued interest remains unpaid by the Company; and
WHEREAS, the Company and SIC VI entered into a Revolving Secured Promissory Note on April 25, 2016 in the amount of $500,000, pursuant to which a balance of $500,000 plus accrued interest remains unpaid by the Company; and
WHEREAS, the Company and SIC VI entered into a Revolving Secured Promissory Note on May 16, 2016 in the amount of $500,000, pursuant to which a balance of $500,000 plus accrued interest remains unpaid by the Company (each of the notes referred to above are hereinafter the “Notes”);
WHEREAS, the Company and SIC VI entered into a Revolving Secured Promissory Note on June 27, 2016 in the amount of $1,200,000. On the date hereof, $390,000 principal or interest is currently outstanding or unpaid by the Company (each of the notes referred to above are hereinafter the “Notes”); and
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange the Series C Preferred Stock for shares of the Company’s common stock, and SIC III desires to so exchange the Series C Preferred Stock for shares of the Company’s common stock; and
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act, the Company desires to exchange the Notes for shares of the Company’s common stock, and each of SIC III, SIC IV, and SIC VI desires to so exchange its Note or Notes for shares of the Company’s common stock; and
WHEREAS, the Company has approved (through unanimous consent of the independent members of its Board of Directors as a result of the Exchange Transaction being a transaction with affiliates of the Chairman and Chief Executive Officer of the Company, Robert F.X. Sillerman, who is a principal of SIC III, SIC IV, and SIC VI) this Exchange Agreement (a) in connection with (i) the convertible debenture financing to be provided by Dominion Capital LLC and (ii) the acquisition of Rant, Inc.; and (b) in furtherance of the Company’s plan to (i) remain listed on the Nasdaq Global Market, and (ii) upon consummation, improve its balance sheet and capital structure.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Parties agree as follows:
ARTICLE I
THE EXCHANGE
AND ISSUANCE OF EQUITY SECURITIES

1.1     Exchange. The following shall occur at the Closing, and shall hereinafter be referred to as an “Exchange Transaction” or collectively, the “Exchange Transactions”:
a)All of the outstanding principal and interest of the Notes shall be exchanged at a rate of $0.27 per share, subject to adjustment as set forth in Section 6.1 (the “Exchange Price”), which, based on the outstanding principal balance and accrued interest as of June 27, 2016, will result in the issuance of 101,333,088 shares (the “Common Shares”) of the common stock of the Company, par value $0.001 (“Common Stock”). To the extent that any additional loans shall be made to the Company to fund working capital requirements or any shortfall determined in accordance with Section 4.19 of the Securities Purchase Agreement with respect to which the Convertible Debentures (as defined below) were issued, such loans shall be on the same terms as the Revolving
Secured Promissory Notes and the note shall be exchanged on the same basis as is set forth herein;
b)The stated value and accrued dividends for the Series C Preferred Stock shall be exchanged at the Exchange Price;
c)The Common Shares issuable upon conversion of the Notes and/or the Series C Preferred Shares shall be referred to collectively herein as the “Exchange Securities”;
d)In the event that the conversion price per share under those certain 10% convertible debentures issued to Dominion Capital LLC (or registered assigns of Dominion Capital LLC) (the “Convertible Debentures”) shall be less than $0.26 per share, then the number of Exchange Securities to be issued shall be increased to reflect the adjustment in the price pursuant to Section 6.1 hereof;
e)In the event that the Company effectuates a stock split or reverse stock split, the number of Exchange Securities shall be adjusted to reflect such split;
f)The Company shall cause its transfer agent to issue the applicable number of Exchange Securities to each of SIC III, SIC IV, and SIC VI;
g)After the issuance of the securities set forth above, the remaining principal amount of each of the Notes is $0.00.
h)Each of SIC III, SIC IV, and SIC VI shall issue a letter to the Company confirming there is no remaining outstanding principal amount due to it under the Note(s).

1.2    Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place within two business days of the satisfaction of all of the conditions to closing as set forth in Section VI of this Agreement.
1.3    Delivery. The Exchange Transactions shall be completed as soon as practicable following the Closing Date. At the Closing:
a)Each of SIC III, SIC IV, and SIC VI shall deliver original Notes and certificates for the Series C Preferred Shares to the Company, with appropriate transfer documentation as may be reasonably required by the Company; and

b)The Company shall deliver an irrevocable instruction letter to its transfer agent to issue the Exchange Securities to the applicable Party.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

2.1     Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to complete the Exchange Transactions, including the issuance of the Exchange Securities, in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchange Securities, have been duly authorized by the Company's Board of Directors and upon satisfaction of the closing conditions, no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.
2.2     No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Exchange Transactions contemplated will not (a) result in a violation of the Certificate of Incorporation, as amended, or other organizational document of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adviser effect on the Company or its subsidiaries.
2.3     Securities Law Exemptions. Assuming the accuracy of the representations and warranties of each of SIC III, SIC IV, and SIC VI contained herein, the offer and issuance by the Company of the Exchange Securities is exempt from registration pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.
2.4     Issuance of Securities. The issuance of the the Common Shares and the Preferred Shares is duly authorized and upon issuance in accordance with the terms of this Agreement, the Common Shares and the Preferred Shares shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issuance thereof and shall not be subject to any preemptive, participation, rights of first refusal and other similar rights. The common stock issuable upon the completion of the Exchange Transactions, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, and each of SIC III, SIC IV, and SIC VI shall be entitled to all rights accorded to a holder of such shares of common stock.
2.5     Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchange Securities will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.
2.6    Lock-Up. In the event that the underwriters of an underwritten public offering of Company stock undertaken within ninety (90) days of the closing of the Exchange Transactions require each or any of SIC III, SIC IV, and/or SIC VI to enter into a lock-up agreement in connection with such offering, then such party or parties shall execute such lock-up agreement as the underwriters may reasonably require. The shares issued to SIC III, SIC IV, and SIC VI shall be subject to the lock-agreements entered into in connection with the convertible debenture financing to be provided by Dominion Capital LLC.
2.7    Promptly upon execution of this Agreement, the Company shall file an Information Statement or proxy with the Securities and Exchange Commission (the “SEC”) for the purpose of delivering to the shareholders of the Company for their approval the Exchange Transactions in connection with the issuance of the Exchange Securities, as required by Nasdaq. The Company shall use best efforts to have such Information Statement or proxy accepted for filing by the SEC and delivered promptly to the shareholders in accordance with the requirements of law.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF SIC III, SIC IV, AND SIC VI

As a material inducement to the Company to enter into this Agreement and consummate the exchange, each of SIC III, SIC IV, and SIC VI represents, warrants and covenants with and to the Company as follows:
3.1    Authorization and Binding Obligation. Each of SIC III, SIC IV, and SIC VI has the requisite legal capacity, power and authority to enter into, and perform under, this Agreement. Each of SIC III, SIC IV, and SIC VI has the requisite legal capacity, power and authority to purchase the Exchange Securities. The execution, delivery and performance of this Agreement by each of SIC III, SIC IV, and SIC VI, and the consummation by each of SIC III, SIC IV, and SIC VI of the Exchange Transactions, have been duly authorized by all requisite corporate action on the part of each of SIC III, SIC IV, and SIC VI, as applicable, and no further consent or authorization is required. This Agreement has been duly authorized, executed and delivered by each of SIC III, SIC IV, and SIC VI, and constitutes the legal, valid and binding obligations of each of SIC III, SIC IV, and SIC VI, enforceable against each of SIC III, SIC IV, and SIC VI in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.
3.2     Beneficial Owner. With respect to each of the Notes owned by it, (a) each of SIC III, SIC IV, and SIC VI owns, beneficially and of record, good and marketable title to the Note(s) owned by it, free and clear of any taxes or encumbrances; (b) none of the Notes are registered under the Securities Act and, therefore, cannot be resold unless registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act; (c) none of SIC III, SIC IV, and SIC VI has entered into any agreement or understanding with any person or entity to dispose of the any portion of any of the Notes; and (d) at the Closing, each of SIC III, SIC IV, and SIC VI will convey to the Company good and marketable title to the Note(s) owned by it in its entirety, free and clear of any security interests, liens, adverse claims, taxes or encumbrances.
3.3    Accredited Investor. Each of SIC III, SIC IV, and SIC VI is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act, and none of SIC III, SIC IV, and SIC VI was organized for the specific purpose of acquiring the Exchange Securities.
3.4    Experience of Investor. Each of SIC III, SIC IV, and SIC VI, together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Securities, and has evaluated the merits and risks of such investment. Each of SIC III, SIC IV, and SIC VI is able to bear the economic risk of an investment in such securities and, at the present time, is able to afford a complete loss of such investment.
3.4    Purchase Entirely for Own Account. The Exchange Securities will be acquired for the account of each of SIC III, SIC IV, and SIC VI, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and neither SIC III, SIC IV, and SIC VI has any present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the right of each of SIC III, SIC IV, and SIC VI at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by any of SIC III, SIC IV, and SIC VI o hold the Exchange Securities for any period of time. None of SIC III, SIC IV, and SIC VI is a broker-dealer or agent of a broker-dealer required to be registered with the Securities and Exchange Commission under Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor an entity or individual engaged in a business that would require it to be so registered.
3.5    Disclosure of Information. Each of SIC III, SIC IV, and SIC VI has access to and has reviewed the Company’s filings with the Securities and Exchange Commission, at WWW.SEC.GOV, including the “Risk Factors” contained therein. Each of SIC III, SIC IV, and SIC VI has had the opportunity to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Exchange Securities. Neither such inquiries nor any other due diligence investigation conducted by each of SIC III, SIC IV, and SIC VI shall modify, amend or affect the right of each of SIC III, SIC IV, and SIC VI to rely on the Company’s representations and warranties contained in this Agreement.
3.6    Restricted Securities. Each of SIC III, SIC IV, and SIC VI understands that the Exchange Securities are characterized as “restricted securities” as that term is defined under Rule 144 of the Securities Act, and have not been registered under the Securities Act or any applicable state securities law, and may not be resold without registration under the Securities Act or the existence of an exemption therefrom. Each of SIC III, SIC IV, and SIC VI represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each of SIC III, SIC IV, and SIC VI agrees and acknowledges that, in connection with the transfer of any portion of, or all of, such securities, the Company may require SIC III, SIC IV, and/or SIC VI, as the case may be to provide the Company an opinion of counsel selected by the transferring entity and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Exchange Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an investor under this Agreement.
3.7    Legends. Each of SIC III, SIC IV, and SIC VI agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Exchange Securities, or certificates evidencing such securities, in the following form:
THIS SECURITY NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.
Each of SIC III, SIC IV, and SIC VI agrees also to the imprinting of any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities to be so legended. Certificates evidencing such securities shall not contain any legend (including the legend set forth in this Section 3.7 hereof): (a) while a registration securities pursuant to Rule 144, or (b) if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), as reasonably determined by the Company.
3.8    Proceedings. No proceedings relating to the Series C Preferred Shares or any of the Notes are pending or, to the knowledge of any of SIC III, SIC IV, and SIC VI, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the right and ability of SIC III, SIC IV, and/or SIC VI to surrender and exchange the Series C Preferred Shares and/or Note(s) owned by it.
3.9    Tax Consequences. Each of SIC III, SIC IV, and SIC VI acknowledges that the purchase of Exchange Securities, may involve tax consequences to it, and that the contents of this Agreement do not contain tax advice. Each of SIC III, SIC IV, and SIC VI acknowledges that it has not relied and will not rely upon the Company with respect to any tax consequences related to the exchange of the Note. Each of SIC III, SIC IV, and SIC VI assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with such Note.
3.10     Reliance on Exemptions. Each of SIC III, SIC IV, and SIC VI understands that the securities being offered and exchanged hereunder are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of, and the representations of each of SIC III, SIC IV, and SIC VI, and compliance with, the representations, warranties, agreements, acknowledgments and understandings of each of SIC III, SIC IV, and SIC VI set forth herein in order to determine the availability of such exemptions and the eligibility of each of SIC III, SIC IV, and SIC VI to acquire the Exchange Securities.
3.11    Approval of Transactions. Each of the signatories hereto shall vote any common or preferred shares owned by it to approve the transactions contemplated hereby as required at a meeting called for such purpose or by written consent in lieu of a meeting.
ARTICLE IV
COVENANTS AND OTHER AGREEMENTS

4.1     Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of any of the Notes may be tacked onto the holding period of the Exchange Securities, and the Company agrees not to take a position contrary to this Section 4.1.
4.2    Expenses. Each Party agrees to pay for its own expenses related to the research, preparation and review of the transactions contemplated by this Agreement.
ARTICLE V
COOPERATION
5.1    The Parties shall cooperate with each other in connection with taking such actions as may be reasonably necessary to consummate the Exchange Transactions, including without limitation obtaining the consent of Nasdaq and any governmental or market regulatory agencies as may be appropriate.
ARTICLE VI
CONDITIONS TO THE OBLIGATIONS
OF THE PARTIES HEREUNDER

The obligations of the Company and each of SIC III, SIC IV, and SIC VI hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions may be waived only with the consent of all applicable Parties.
6.1    The Company shall have received an independent opinion that the Exchange Price is fair to the Company, provided, however, that the Exchange Price shall only be reduced to the greater of (a) the lowest price fixed for the conversion pursuant to the Convertible Debentures and (b) $0.10. In no event (other than a reverse stock split) shall the adjusted price be more than the original stated Exchange Price in Section 1.1(a).
6.2    As to the obligations of the Company, a majority of the Company’s shareholders shall have approved the Exchange Transactions in accordance with the requirements of law and such approval shall have become effective.
6.3    NASDAQ shall accept the listing of the additional Shares.
6.4    A registration statement on Form S-1 for a public offering of the Company’s Common Stock with at least $10 million in net proceeds to the Company shall have been declared effective by the SEC and the sale of shares pursuant to such registration statement shall be consummated concurrently with the Exchange Transactions.
6.5    Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
6.6     The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the Exchange Transactions. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.
6.7    The Company shall not have filed for or be the subject of a filing for bankruptcy, reorganization or assignment for the benefit of creditors or similar relief in any Federal or state proceeding.
ARTICLE VII
TERMINATION

7.1    In the event that the closing of the exchange of the Notes for the Exchange Securities shall not have occurred by March 31, 2017, this Agreement shall terminate.

ARTICLE VIII
MISCELLANEOUS

8.1     Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
8.2     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re‑execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.
8.3     Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
8.4    Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
8.5     Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, contains the entire understanding of the Parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Parties, and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding upon the Parties. No provision hereof may be waived other than by an instrument in writing signed by the Party against whom enforcement is sought.
8.6    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:    Function(X) Inc.
902 Broadway, 11th Floor
New York, NY 1010
Telephone: 212.231.0092
Attention: Mitchell J. Nelson, Esq.
Email: mitchell@functionxinc.com

If to the SIC III, SIC IV, or SIC VI:        Sillerman Investment Company, LLC
902 Broadway, 11th Floor
New York, NY 10010
ATTN: Robert F.X. Sillerman
Email: one@rfxs1.com

to its address and email address set forth above, or to such other address and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other Party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's email program containing the time, date, recipient email address and copy of the message or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.
8.8     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of SIC III, SIC IV, and SIC VI. Any of SIC III, SIC IV, and SIC VI may assign some or all of its rights hereunder without the consent of the Company, except as may be inconsistent with the terms of this Agreement.
8.9    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.
IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

FUNCTION(X) INC.

By:________________________________
Name: Mitchell J. Nelson
Title: Executive Vice President

SILLERMAN INVESTMENT COMPANY III, INC.

By: ________________________________
Name: Robert F.X. Sillerman
Title: Manager

SILLERMAN INVESTMENT COMPANY IV, INC.

By: ________________________________
Name: Robert F.X. Sillerman
Title: Manager

SILLERMAN INVESTMENT COMPANY VI, INC.

By: ________________________________
Name: Robert F.X. Sillerman
Title: Manager

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